Exhibit 10.1

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement’) is entered into as of September 30, 2002, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (“Bank”) and ART TECHNOLOGY GROUP, INC., a Delaware corporation with its principal place of business at 25 First Street, Cambridge, Massachusetts 02141 (“Borrower”).

DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 13, 2002, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of June 13, 2002, between Borrower and Bank (as amended, the “Loan Agreement”).  The Loan Agreement established a working capital line of credit in favor of Borrower in the maximum principal amount of Fifteen Million Dollars ($15,000,000.00) (the “Committed Revolving Line”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the “Obligations”.

DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

DESCRIPTION OF CHANGE IN TERMS.

Modifications to Loan Agreement.

The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof, in its entirety:

“(b)         Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable (by invoice date).”

and inserting in lieu thereof the following:

“(b)         Within thirty (30) days after the last day of each quarter, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable (by invoice date).”

The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.7 thereof, in its entirety:

“(b)         Profitability.  Borrower shall have quarterly net losses of not more than (i) $40,000,000.00 for the quarter ending December 31, 2001 (excluding all non-cash write off of deferred tax assets); (ii) $7,000,000.00 for the quarter ending March 31, 2002; (iii) $6,000,000.00 for the quarter ending June 30, 2002; (iv) $3,000,000.00 for the quarter ending September 30, 2002; and (v) $2,000,000.00 for each quarter thereafter.”

and inserting in lieu thereof the following:

“(b)         Profitability.  Borrower shall have quarterly net losses of not more than (i) $40,000,000.00 for the quarter ending December 31, 2001 (excluding all non-cash write off of deferred tax assets); (ii) $7,000,000.00 for the quarter ending March 31, 2002; (iii) $6,000,000.00 for the quarter ending June 30, 2002; (iv) $4,500,000.00 for the quarter ending September 30, 2002; and (v) $2,000,000.00 for each quarter thereafter.”

The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

FEES.  The Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of December 29, 2000 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said Intellectual Property Security Agreement, shall remain in full force and effect.

RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 13, 2002 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

NO DEFENSES OF BORROWER.  Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

JURISDICTION/VENUE.  Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.  NOTWITHSTANDING THE FOREGOING,  THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

ART TECHNOLOGY GROUP, INC.		SILICON VALLEY BANK, doing business as SILICON VALLEY EAST

By:	/s/ Paul Shorthose	By:	/s/ Jonathan L. Gray

Name	Paul Shorthose	Name: Jonathan L. Gray

Title:	Chief Executive Officer	Title: Senior Vice President

SILICON VALLEY BANK

By:

Name:

Title:
(signed in Santa Clara County, California)

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:         SILICON VALLEY BANK

FROM:   ART TECHNOLOGY GROUP, INC.

The undersigned authorized officer of ART TECHNOLOGY GROUP, INC. certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                         with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with CC	Monthly within 30 days	Yes	No
Quarterly financial statements with CC	Quarterly within 45 days	Yes	No
Annual (CPA Audited)	FYE within 120 days	Yes	No
BBC A/R Agings	Quarterly within 30 days	Yes	No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Liquidity	$*	$	Yes	No

Maintain on a Quarterly Basis:
Profitability:	$**	$	Yes	No

*See Section 6.7(a) of the Agreement

**See Section 6.7(b) of the Agreement

Comments Regarding Exceptions:  See Attached.

BANK USE ONLY
Received by:
Sincerely,		AUTHORIZED SIGNER

Date:
SIGNATURE
Verified:
AUTHORIZED SIGNER
TITLE
Date:
	Compliance Status:	Yes	No
DATE